Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion of, our (a) summary reserve report dated January 21, 2025, and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2024, (b) our summary reserve report dated January 27, 2025 entitled “Evaluation Summary – Strip Pricing Flycatcher Acquisition Interests Garvin Carter Counties, Oklahoma Proved Reserves as of December 31, 2024” and (c) our summary reserve report dated January 28, 2025, entitled “Evaluation Summary – SEC Pricing Flycatcher Acquisition Interests Garvin Carter Counties, Oklahoma Proved Reserves as of December 31, 2024,” each included in or made part of this Annual Report on Form 10-K of Mach Natural Resources LP (the “Company”). We also consent to the incorporation by reference of such reports in the Registration Statement on Form S-3 (No. 333-283511) of the Company and Registration Statement on Form S-8 (No. 333-275200) of the Company, each filed with the U.S. Securities and Exchange Commission.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ J. Zane Meekins
J. Zane Meekins, P.E.
Executive Vice President
Fort Worth, Texas
March 13, 2025